Southern Connecticut Bancorp, Inc. 8-K

Exhibit 99.1

For More Information, Contact:
Joseph J. Greco
Chief Executive Officer
Stephen V. Ciancarelli
Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc.’s Shareholders Overwhelmingly Approve
Agreement and Plan of Merger with Liberty Bank

New Haven, CT, May 15, 2013. – Southern Connecticut Bancorp, Inc. (NYSE MKT: “SSE”) (the “Company”) announced today that at a special meeting of its shareholders held today, its shareholders approved the previously announced Agreement and Plan of Merger (the “Merger Agreement”) with Liberty Bank, a Connecticut-chartered mutual savings bank with its main office in Middletown, Connecticut (“Liberty”), pursuant to which the Company and The Bank of Southern Connecticut (the “Bank”), the principal operating subsidiary of the Company, will merge with and into Liberty with Liberty being the surviving bank.

The Company’s shareholders overwhelmingly approved the transaction, with approximately 96.3% of the votes cast at today’s special meeting voting in favor of the merger agreement, representing approximately 69.9% of the Company’s outstanding common stock as of April 12, 2013, the record date for the special meeting.

“The Board and I want to thank our shareholders for approving this merger agreement” said Joseph J. Greco, CEO of the Company and the Bank.  “When this transaction was announced on January 16, 2013, I said that it would provide certainty and value to the Company’s shareholders and that our customers and employees will be well served by this merger.  With today’s convincing vote, the Company’s shareholders have confirmed their support for this transaction.”

The transaction remains subject to certain customary closing conditions, including receipt of certain remaining regulatory approvals, and is expected to close late in the second calendar quarter of 2013.

At the closing of the transaction, the Company’s shareholders will receive $3.76 in cash for each share of common stock that they own, giving the transaction a value of approximately $10.6 million.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  These forward-looking statements reflect management’s view of future events.  These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements.  Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals from government or regulatory agencies,

•	the risk that a closing condition to the proposed merger may not be satisfied,

•	the ability of the Company to retain key personnel and maintain relationship with customers, vendors and other business partners pending the consummation of the proposed merger, and

•
other factors described in “RISK FACTORS RELATING TO THE MERGER” and “SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS” in the Company’s proxy statement for the special meeting of its shareholders held on May 15, 2013, which was filed with the United States Securities and Exchange Commission on April 17, 2013.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of the date they are made.  Readers are cautioned not to place any undue reliance on such forward-looking statements.  The Company disclaims any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc., a bank holding company headquartered in New Haven, Connecticut, is the parent company of The Bank of Southern Connecticut, a Connecticut chartered bank with assets of approximately $120 million.

The Bank of Southern Connecticut is a commercial bank dedicated to serving the banking needs of businesses located along the Connecticut shoreline from New Haven to Rhode Island. The Bank of Southern Connecticut, which is headquartered in New Haven, Connecticut, is a provider of commercial banking services to a client base of small to mid-sized companies with annual sales typically ranging from $1,000,000 to $30,000,000. The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products. The Bank currently operates four branches: two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.